Exhibit 99.1

Investor and Financial Contacts:

Adam S. Taich

Vice President, Investor Relations

(760) 603-7200

Invitrogen Announces Second Quarter 2004 Results

Record Sales and Pro Forma Earnings Achieved

CARLSBAD, CA, July 21, 2004 — Invitrogen Corporation (Nasdaq: IVGN) today announced results for the quarter ended June 30, 2004. Revenues for the second quarter were $254.0 million, an increase of 32% over the $192.4 million reported for the second quarter of 2003. Net income for the second quarter was $19.7 million versus $16.9 million for the same quarter in 2003. Earnings per share for the second quarter of 2004 were $0.36 per share, as compared to $0.34 per share reported in the second quarter of 2003. The second quarter of 2004 included higher costs related to acquisitions, including inventory step-up and intangible amortization.

Revenues for the six months ended June 30, 2004, were $505.3 million, an increase of 35% over the $373.0 million reported for the first half of 2003. Net income for the six months ended June 30, 2004, was $30.2 million versus $33.8 million for the comparable period in 2003.

The Company has regularly reported pro forma results which exclude acquisition related amortization and other similar costs. Second quarter pro forma net income was $42.2 million, or $0.74 per share, compared with pro forma net income in the second quarter of 2003 of $29.4 million, or $0.56 per share. Pro forma net income and pro forma earnings per share increased 43% and 32%, respectively. Reconciliations between Invitrogen’s results and pro forma results for the periods reported are presented in the attached tables with information also presented on the Company’s Investor Relations web page at www.invitrogen.com.

Highlights

•	Grew revenues 32% for the second quarter and 35% for the first six months of fiscal 2004.

•	Improved pro forma operating margin to 26% for the second quarter of 2004 and the first half of 2004 from 24% in the comparable periods of 2003.

•	Generated $60.5 million in cash from operating activities for the quarter.

Conference Call and Webcast Today at 8:30 am Eastern

The Company will discuss its second quarter 2004 results on its conference call at 8:30 am Eastern Time today. Additional details regarding the call and webcast are included later in this release.

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Invitrogen Corporation Announces Second Quarter 2004 Results

Second Quarter Review

Greg Lucier, Invitrogen’s Chairman and CEO, commented: “During the second quarter, we saw an increasingly competitive business environment. We continue to focus on new product introductions and enhanced selling effectiveness in an effort to stimulate revenue growth in both of our reporting segments. We were very focused on costs during the second quarter and were able to deliver solid increases in earnings and cash flows. This cash flow, along with our current cash balance, will be deployed thoughtfully to increase shareholder value. The cash flow generating ability of this Company is strong, and we’ll continue to concentrate our efforts on accelerating both cash flow and revenue growth.”

Second quarter revenue growth of 32% included 3% from favorable changes in foreign currency exchange rates. Revenue growth of 19% in BioDiscovery was principally due to the acquisition of Molecular Probes. BioProduction revenues increased approximately 53% in the second quarter principally related to the acquisition of BioReliance and solid customer demand for our cell culture products.

Revenues for the six months ended June 30, 2004, grew 35%, of which 5% resulted from favorable foreign currency exchange rates. For the same period, BioProduction revenues increased 53% reflecting the acquisition of BioReliance and increases for both research and production applications. Sales of BioDiscovery products increased 25% for the six months ended June 30, 2004 versus the same period in 2003. The increase is due primarily to the acquisition of Molecular Probes.

Second quarter 2004 gross margin was 58%, compared with 62% in the second quarter of 2003. Second quarter 2004 gross margin included approximately $7.3 million in increased costs for inventories acquired with Molecular Probes, which were recorded at fair value under purchase accounting rules. BioDiscovery gross margin increased to 70% in the second quarter of 2004 from 69% last year as product mix has migrated toward higher value product offerings. BioProduction gross margin decreased to 48% from 52% in the comparable quarter of 2003, and reflects the lower gross margins associated with the BioReliance business and the higher cost sera inventory purchased in the last year.

Operating income was 12% of revenues in the second quarter of 2004 versus 13% in the second quarter of 2003. The decline in operating margin was due to acquisition related amortization costs. Operating income before acquisition related amortization and other similar costs was 26% of revenues in the second quarter of 2004 compared with 24% in the second quarter of 2003. The operating margins improved as a result of leveraging our operating expenses over a larger revenue base.

Cash flows from operating activities were $60.5 million in the second quarter of 2004 and $90.9 million for the six months ended June 30, 2004. Capital expenditures were $4.4 million during the second quarter of 2004 and $11.0 million for the six months ended June 30, 2004.

2004 Outlook

The Company reaffirms its earnings guidance for the year on slightly lower revenue projections. The Company projects that revenue growth for 2004 will be 30-32%. For the second half of the year, the Company expects quarterly revenues to range from $255 million to $260 million. Pro forma earnings per share is expected to range from $0.74 to $0.76 for each of the remaining quarters of 2004. The Company will provide further detail on its business outlook on the conference call today.

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Invitrogen Corporation Announces Second Quarter 2004 Results

Conference Call and Webcast Details

The Company will discuss its financial and business results as well as its business outlook on its conference call at 8:30 am Eastern Time today. This conference call will contain forward-looking information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. For actual results, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the company’s financial results determined in accordance with GAAP, as well as other material financial and statistical information to be discussed on the conference call will be posted at the Company’s Investor Relations website at www.invitrogen.com.

The conference call will be webcast live over the Company’s investor relations website at www.invitrogen.com and will be archived at the site for one month.

To listen to the live conference call, please dial (888) 396-2298 (domestic) or (617) 847-8708 (international) and use passcode 12329017. A replay of the call will be available for one week by dialing (888) 286-8010 (domestic) and (617) 801-6888 (international). The passcode for the replay is 78365714.

About Invitrogen

Invitrogen Corporation (Nasdaq: IVGN) provides products and services that support academic and government research institutions and pharmaceutical and biotech companies worldwide in their efforts to improve the human condition. The company provides essential life science technologies for disease research, drug discovery, and commercial bioproduction. Invitrogen’s own research and development efforts are focused on breakthrough innovation in all major areas of biological discovery including functional genomics, proteomics, bioinformatics and cell biology — placing Invitrogen’s products in nearly every major laboratory in the world. Founded in 1987, Invitrogen is headquartered in Carlsbad, California and conducts business in more than 70 countries around the world. The company globally employs approximately 3,900 scientists and other professionals. For more information about Invitrogen, visit the company’s web site at www.invitrogen.com.

Statement Regarding Use of Non-GAAP Measures

We regularly have reported pro forma results for net income and earnings per share in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Our financial results under GAAP include substantial non-cash charges and tax benefits related to acquired businesses. Our pro forma calculations of net income and earnings per share, excluding acquisition related amortization and other similar costs, are limited because they do not reflect the entirety of our business costs. However, management believes that the pro forma presentation is a useful supplemental disclosure to investors as it provides an indication of the profitability and cash flows of the combined businesses apart from the initial, sunk cost of the acquisition. Management believes that this information is therefore useful to investors in analyzing and assessing our past and future operating performance.

In addition to the non-cash charges above, we exclude from our pro forma results the costs to integrate our acquired businesses or significant costs to restructure existing businesses as well as related tax benefits. Management views these costs as not indicative of the profitability or cash flows of its ongoing or future operations and excludes these costs as a supplemental disclosure to assist investors in evaluating and assessing our past and future operational performance.

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Invitrogen Corporation Announces Second Quarter 2004 Results

We encourage investors to carefully consider our results under GAAP, as well as our pro forma disclosures and the reconciliation between these presentations to more fully understand our business. Reconciliations between GAAP results and pro forma results are presented on the following pages.

Safe Harbor Statement

Certain statements contained in this press release and in today’s conference call are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is Invitrogen’s intent that such statements be protected by the safe harbor created thereby. Such statements include, but are not limited to statements regarding Invitrogen’s: 1) financial projections, including revenue and pro forma earnings per share; 2) momentum in 2004; 3) ability to make improvements to operational efficiency; and 4) integration of acquired businesses; and 5) ability to combine technologies of acquired businesses. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited a) the Company’s ability to identify promising technology, new product development opportunities; b) the Company’s ability to identify and implement measures to effect cost savings and efficiency improvements; and c) the Company’s ability to identify acquisitions and organic growth opportunities that will position it to serve growing markets, as well as other risks and uncertainties detailed from time to time in Invitrogen’s Securities and Exchange Commission filings.

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Invitrogen Corporation Announces Second Quarter 2004 Results

INVITROGEN CORPORATION

INTERIM CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)(unaudited)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2004	2003	2004	2003
Revenues	$253,964	$192,387	$505,288	$373,029
Cost of revenues	107,931	73,510	217,270	144,963

Gross margin	146,033	118,877	288,018	228,066

Operating expenses:
Sales and marketing	43,261	39,049	88,715	74,868
General and administrative	26,206	22,817	53,229	42,661
Research and development	18,154	12,564	33,902	23,189
Purchased intangibles amortization	28,307	18,831	56,535	35,507
Purchased in-process research and development	728	—	728	—
Business integration costs	—	73	—	393

Total operating expenses	116,656	93,334	233,109	176,618

Income from operations	29,377	25,543	54,909	51,448

Other income (expense):
Interest income	5,566	5,860	11,420	12,034
Interest expense	(7,720)	(6,213)	(17,201)	(12,702)
Loss on early retirement of debt	—	—	(6,775)	—
Other income (expense), net	(32)	613	—	336

Total other income and expense, net	(2,186)	260	(12,556)	(332)

Income before provision for income taxes and minority interest	27,191	25,803	42,353	51,116
Income tax provision	(7,502)	(8,387)	(12,155)	(16,664)
Minority interest	—	(485)	—	(609)

Net income	$19,689	$16,931	$30,198	$33,843

Net income per common share:
Basic	$0.38	$0.34	$0.58	$0.68

Diluted	$0.36	$0.34	$0.56	$0.67

Weighted average shares used in per share calculation:
Basic	52,182	50,057	51,940	50,028
Diluted	59,850	50,462	53,950	50,352

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Invitrogen Corporation Announces Second Quarter 2004 Results

INVITROGEN CORPORATION

RECONCILATION OF GAAP TO PRO FORMA STATEMENT OF OPERATIONS(1)

	For the Three Months Ended June 30, 2004				For the Three Months Ended June 30, 2003
(in thousands, except per share data) (unaudited)	GAAP	Adjustments		Pro Forma	GAAP	Adjustments		Pro Forma
Revenues	$253,964	$—		$253,964	$192,387	$—		$192,387
Cost of revenues	107,931	(7,373	)(2)(3)	100,558	73,510	(1,656	)(2)	71,854

Gross margin	146,033	7,373		153,406	118,877	1,656		120,533

Gross margin as a percentage of revenues	58%			60%	62%			63%
Operating expenses:
Sales and marketing	43,261	(61	)(3)	43,200	39,049	—		39,049
General and administrative	26,206	(17	)(3)	26,189	22,817	—		22,817
Research and development	18,154	(233	)(3)	17,921	12,564	—		12,564
Purchased intangibles amortization	28,307	(28,307	)(4)	—	18,831	(18,831	)(4)	—
Purchased in-process research and development	728	(728	)(5)	—	—	—		—
Business integration costs	—	—		—	73	(73	)(6)	—

Total operating expenses	116,656	(29,346)		87,310	93,334	(18,904)		74,430

Income from operations	29,377	36,719		66,096	25,543	20,560		46,103
Operating income as a percentage of revenues	12%			26%	13%			24%
Total other income and expense, net	(2,186)	—		(2,186)	260	—		260

Income before provision for income taxes and minority interest	27,191	36,719		63,910	25,803	20,560		46,363
Income tax provision	(7,502)	(14,227	)(7)	(21,729)	(8,387)	(8,072	)(7)	(16,459)
Minority interest	—	—		—	(485)	—		(485)

Net income	$19,689	$22,492		$42,181	$16,931	$12,488		$29,419
Add back interest expense subordinated debt, net of tax	2,091	—		2,091	—	2,081	(8)	2,081

Numerator for diluted earnings per share	$21,780	$22,492		$44,272	$16,931	$14,569		$31,500

Net income per common share:
Basic	$0.38			$0.81	$0.34			$0.59

Diluted	$0.36			$0.74	$0.34			$0.56

Weighted average shares used in per share calculation:
Basic	52,182	—		52,182	50,057	—		50,057
Diluted	59,850	—		59,850	50,462	5,807	(8)	56,269

(1)	The Company has regularly reported pro forma results which exclude the amortization of purchased intangibles, amortization of inventory revaluation costs on products sold that were previously written-up under purchase accounting rules; purchased in-process research and development costs and business integration costs to provide a supplemental comparison of results of operations.
(2)	Add back costs for purchase accounting inventory revaluations of $7,309,000 and $1,656,000 for the three months ended June 30, 2004 and 2003, respectively.
(3)	Add back deferred compensation amortization totaling $375,000 for the three months ended June 30, 2004, related to stock option plans assumed in business combinations.
(4)	Add back amortization of purchased intangibles.
(5)	Add back purchased in-process research and development costs.
(6)	Add back business integration costs.
(7)	The Company’s effective income tax rate used in the calculation of pro forma net income differs from the effective income tax rate applied for GAAP purposes. The effective income tax rate on GAAP pre-tax income is lower because the expenses included in GAAP pre-tax income, but excluded from pro forma pre-tax income, produce a tax benefit in a taxing jurisdiction having a higher tax rate than the Company’s overall average income tax rate.
(8)	Pro forma diluted earnings per share includes the potential dilution from the 2006 Convertible Subordinate Debt, and, using the as-if-converted method, which assumes that the debt was converted at the beginning of the period presented with related interest expense, net of tax, added back to the numerator and shares from the assumed conversion of the debt added to the denominator.

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Invitrogen Corporation Announces Second Quarter 2004 Results

INVITROGEN CORPORATION

RECONCILATION OF GAAP TO PRO FORMA STATEMENT OF OPERATIONS(1)

	For the Six Months Ended June 30, 2004				For the Six Months Ended June 30, 2003
(in thousands, except per share data) (unaudited)	GAAP	Adjustments		Pro Forma	GAAP	Adjustments		Pro Forma
Revenues	$505,288	$—		$505,288	$373,029	$—		$373,029
Cost of revenues	217,270	(17,755	)(2)(3)	199,515	144,963	(1,656	)(2)	143,307

Gross margin	288,018	17,755		305,773	228,066	1,656		229,722

Gross margin as a percentage of revenues	57%			61%	61%			62%
Operating expenses:
Sales and marketing	88,715	(123	)(3)	88,592	74,868	—		74,868
General and administrative	53,229	(23	)(3)	53,206	42,661	—		42,661
Research and development	33,902	(444	)(3)	33,458	23,189	—		23,189
Purchased intangibles amortization	56,535	(56,535	)(4)	—	35,507	(35,507	)(4)	—
Purchased in-process research and development	728	(728	)(5)	—	—	—		—
Business integration costs	—	—		—	393	(393	)(6)	—

Total operating expenses	233,109	(57,853)		175,256	176,618	(35,900)		140,718

Income from operations	54,909	75,608		130,517	51,448	37,556		89,004
Operating income as a percentage of revenues	11%			26%	14%			24%
Total other income and expense, net	(12,556)	—		(12,556)	(332)	—		(332)

Income before provision for income taxes and minority interest	42,353	75,608		117,961	51,116	37,556		88,672
Income tax provision	(12,155)	(27,952	)(7)	(40,107)	(16,664)	(14,815	)(7)	(31,479)
Minority interest	—	—		—	(609)	—		(609)

Net income	$30,198	$47,656		$77,854	$33,843	$22,741		$56,584
Add back interest expense subordinated debt, net of tax	—	4,179	(8)	4,179	—	4,158	(8)	4,158

Numerator for diluted earnings per share	$30,198	$51,835		$82,033	$33,843	$26,899		$60,742

Net income per common share:
Basic	$0.58			$1.50	$0.68			$1.13

Diluted	$0.56			$1.37	$0.67			$1.08

Weighted average shares used in per share calculation:
Basic	51,940	—		51,940	50,028	—		50,028
Diluted	53,950	5,807	(8)	59,757	50,352	5,807	(8)	56,159

(1)	The Company has regularly reported pro forma results which exclude the amortization of purchased intangibles, amortization of inventory revaluation costs on products sold that were previously written-up under purchase accounting rules, purchased in-process research and development costs and business integration costs to provide a supplemental comparison of results of operations.
(2)	Add back costs for purchase accounting inventory revaluations of $17,595,000 and $1,656,000 for the six months ended June 30, 2004 and 2003, respectively.
(3)	Add back deferred compensation amortization totaling $750,000 for the six months ended June 30, 2004 related to stock option plans assumed in business combinations.
(4)	Add back amortization of purchased intangibles.
(5)	Add back purchased in-process research and development costs.
(6)	Add back business integration costs.
(7)	The Company’s effective income tax rate used in the calculation of pro forma net income differs from the effective income tax rate applied for GAAP purposes. The effective income tax rate on GAAP pre-tax income is lower because the expenses included in GAAP pre-tax income, but excluded from pro forma pre-tax income, produce a tax benefit in a taxing jurisdiction having a higher tax rate than the Company’s overall average income tax rate.
(8)	Pro forma diluted earnings per share includes the potential dilution from the 2006 Convertible Subordinate Debt, and, using the as-if-converted method, which assumes that the debt was converted at the beginning of the period presented with related interest expense, net of tax, added back to the numerator and shares from the assumed conversion of the debt added to the denominator.

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Invitrogen Corporation Announces Second Quarter 2004 Results

INVITROGEN CORPORATION

EBITDA INFORMATION

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share data)(unaudited)	2004	2003	2004	2003
Income from operations reported under GAAP	$29,377	$25,543	$54,909	$51,448
Add back business integration costs and merger-related amortization	36,719	20,560	75,608	37,556
Add back depreciation	9,708	6,296	18,574	12,246
Add back amortization of non merger-related deferred compensation	657	60	1,179	60
Add back amortization of all other intangible assets	752	787	1,431	1,585

EBITDA and business integration costs	$77,213	$53,246	$151,701	$102,895

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Invitrogen Corporation Announces Second Quarter 2004 Results

INVITROGEN CORPORATION

BUSINESS SEGMENT HIGHLIGHTS

FOR THE THREE MONTHS ENDED JUNE 30, 2004 AND 2003

(dollars in thousands)(unaudited)	Bio- Discovery (formerly Molecular Biology)	Bio- Production (formerly Cell Culture)	Unallocated(1)	Total

Segment Results for the Three Months Ended June 30, 2004
Revenues from external customers	$143,000	$110,964	$—	$253,964

Gross margin	100,634	52,772	(7,373)	146,033

Gross margin as a percentage of revenues	70%	48%		58%
Selling and administrative	46,405	22,985	77	69,467
Research and development	15,670	2,250	234	18,154
Business integration costs and merger-related amortization(2)	—	—	29,035	29,035

Income (loss) from operations	38,559	27,537	(36,719)	29,377
Operating margin as a percentage of revenues	27%	25%		12%

Segment Results for the Three Months Ended June 30, 2003(3)
Revenues from external customers	$119,780	$72,607	$—	$192,387

Gross margin	82,514	38,019	(1,656)	118,877

Gross margin as a percentage of revenues	69%	52%		62%
Selling and administrative	46,289	15,577	—	61,866
Research and development	10,719	1,845	—	12,564
Business integration costs and merger-related amortization(2)	—	—	18,904	18,904

Income (loss) from operations	25,506	20,597	(20,560)	25,543
Operating margin as a percentage of revenues	21%	28%		13%

(1)	Unallocated items for the three months ended June 30, 2004 and 2003 include costs for purchase accounting inventory revaluations of $7.3 million and $1.7 million, amortization of purchased intangibles of $28.3 million and $18.8 million, amortization of deferred compensation of $0.4 million and $0, purchased in-process research and development costs of $0.7 million and $0, and business integration costs of $0 and $0.1 million, respectively, which are not allocated by management for purposes of analyzing the operations, since they are principally non-cash or other costs resulting primarily from business restructuring or purchase accounting that are separate from ongoing operations.
(2)	Excludes deferred compensation for the three months ended June 30, 2004 and 2003 of $0.4 million and $0, respectively, which is allocated to operating expenses.
(3)	2004 presentation of 2003 selling, administrative and R&D costs by segment reflects reclassifications of general and administrative costs from the Corporate and Unallocated segment to the BioDiscovery and BioProduction segments to conform to our corporate expense allocation methodology applied in 2004. Refer to our website at www.invitrogen.com for reclassifications of segment results for 2002 and 2003 by quarter.

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Invitrogen Corporation Announces Second Quarter 2004 Results

INVITROGEN CORPORATION

BUSINESS SEGMENT HIGHLIGHTS

FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003

(dollars in thousands)(unaudited)	Bio- Discovery (formerly Molecular Biology)	Bio- Production (formerly Cell Culture)	Unallocated(1)	Total
Segment Results for the Six Months Ended June 30, 2004
Revenues from external customers	$295,673	$209,615	$—	$505,288

Gross margin	207,917	97,856	(17,755)	288,018

Gross margin as a percentage of revenues	70%	47%		57%
Selling and administrative	96,969	44,829	146	141,944
Research and development	28,962	4,496	444	33,902
Business integration costs and merger-related amortization(2)	—	—	57,263	57,263

Income (loss) from operations	81,986	48,531	(75,608)	54,909
Operating margin as a percentage of revenues	28%	23%		11%

Segment Results for the Six Months Ended June 30, 2003(3)
Revenues from external customers	$236,151	$136,878	$—	$373,029

Gross margin	158,410	71,312	(1,656)	228,066

Gross margin as a percentage of revenues	67%	52%		61%
Selling and administrative	87,378	30,151	—	117,529
Research and development	19,462	3,727	—	23,189
Business integration costs and merger-related amortization(2)	—	—	35,900	35,900

Income (loss) from operations	51,570	37,434	(37,556)	51,448
Operating margin as a percentage of revenues	22%	27%		14%

(1)	Unallocated items for the six months ended June 30, 2004 and 2003 include costs for purchase accounting inventory revaluations of $17.6 million and $1.7 million, amortization of purchased intangibles of $56.5 million and $35.5 million, amortization of deferred compensation of $0.8 million and $0, purchased in-process research and development costs of $0.7 million and $0, and business integration costs of $0 and $0.4 million, respectively, which are not allocated by management for purposes of analyzing the operations, since they are principally non-cash or other costs resulting primarily from business restructuring or purchase accounting that are separate from ongoing operations.
(2)	Excludes deferred compensation for the six months ended June 30, 2004 and 2003 of $0.8 million and $0, respectively, which is allocated to operating expenses.
(3)	2004 presentation of 2003 selling, administrative and R&D costs by segment reflects reclassifications of general and administrative costs from the Corporate and Unallocated segment to the BioDiscovery and BioProduction segments to conform to our corporate expense allocation methodology applied in 2004. Refer to our website at www.invitrogen.com for reclassifications of segment results for 2002 and 2003 by quarter.

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Invitrogen Corporation Announces Second Quarter 2004 Results

INVITROGEN CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)	June 30, 2004	December 31, 2003
	(unaudited)
ASSETS
Current assets:
Cash and investments	$923,799	$998,737
Trade accounts receivable, net of allowance for doubtful accounts	162,896	117,095
Inventories	113,421	126,707
Deferred income taxes	28,570	19,310
Prepaid expenses and other current assets	28,514	25,495

Total current assets	1,257,200	1,287,344
Property and equipment, net	227,935	186,231
Goodwill	1,418,887	983,407
Intangible assets, net	456,348	464,659
Long-term investments	152,628	177,070
Other assets	71,761	66,978

Total assets	$3,584,759	$3,165,689

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term obligations	$2,320	$1,784
Accounts payable, accrued expenses and other current liabilities	139,894	121,151
Income taxes	13,459	2,758

Total current liabilities	155,673	125,693
Long-term obligations and reserves	51,866	32,069
Pension liabilities	17,359	17,249
Deferred income tax liability	167,438	161,331
Convertible debentures	1,300,000	1,022,500
Stockholders’ equity	1,892,423	1,806,847

Total liabilities and stockholders’ equity	$3,584,759	$3,165,689

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